Exhibit 99.1

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

Highlights:

•

Third-quarter 2009 GAAP net earnings from continuing operations attributable to common shareholders of $13.1 million or $0.06 per diluted share vs. $168.2 million or $0.80 per diluted share in the third quarter of 2008

•

Third-quarter 2009 non-GAAP net earnings attributable to common shareholders of $111.9 million or $0.54 per diluted share compared to $183.2 million or $0.87 per diluted share in the third quarter of 2008

•	Year-to-date operating cash flow of $1.1 billion, an increase of $406.8 million from the first nine months of 2008

CHICAGO, November 4, 2009 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported third-quarter net earnings from continuing operations attributable to common shareholders of $13.1 million or $0.06 per diluted share on net sales of $2.5 billion compared to net earnings from continuing operations attributable to common shareholders of $168.2 million or $0.80 per diluted share on net sales of $2.9 billion in the third quarter of 2008. The third-quarter net earnings from continuing operations attributable to common shareholders included pre-tax charges for restructuring ($129.7 million) and impairment ($2.0 million) totaling $131.7 million and acquisition expenses of $0.1 million in 2009 and for restructuring ($22.9 million) and impairment ($0.5 million) totaling $23.4 million in 2008. Substantially all of the restructuring and impairment charges in the third quarter of 2009 were associated with the previously reported termination of a significant long-term customer contract in the business process outsourcing reporting unit within the International segment. In the third quarter of 2008, substantially all of the restructuring and impairment charges were related to the reorganization of certain operations and the exiting of certain business activities.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $111.9 million or $0.54 per diluted share in the third quarter of 2009 compared to $183.2 million or $0.87 per diluted share in the third quarter of 2008. Third-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges for both years, as well as losses related to debt extinguishment and acquisition-related expenses in 2009. For non-GAAP comparison purposes, the effective tax rate decreased to 31.3% in the third quarter of 2009 from 32.3% in the third quarter of 2008, primarily due to a change in the mix of earnings across tax jurisdictions. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

“Although demand in most of the end-markets we serve remains challenged by economic conditions, we saw continued stabilization and achieved modest sequential revenue growth over

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

the second quarter, in line with our expectations,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “We expect a sequential revenue growth rate in the low single digits in the fourth quarter.”

Quinlan added, “Our strong cash flow has enabled us to reduce our debt by nearly $1 billion over the past twelve months. As the credit markets improved, we enhanced our already strong maturity profile through our recent issuance of debt maturing in 2016 and successful tenders for debt maturities in 2010 and 2012.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.5 billion, down 14.0% from the third quarter of 2008, including a 1.8% negative impact from changes in foreign exchange rates. The remaining decrease was caused by volume declines and continued price pressures across most products and services. Gross margin decreased to 25.2% in the third quarter of 2009 from 27.0% in the third quarter of 2008 due to volume and price declines, higher variable compensation expense and lower pricing on by-products recoveries, offset in part by the benefits of our continued productivity efforts, a lower LIFO inventory provision and fees received for the transition of a customer contract. SG&A expense as a percentage of net sales in the third quarter of 2009 increased to 10.2% from 9.8% in the third quarter of 2008 due to higher variable compensation expense that more than offset the benefits of productivity efforts. Operating margin, which was negatively impacted by charges for restructuring and impairment of $131.7 million in the third quarter of 2009 and $23.4 million in the third quarter of 2008, decreased to 3.8% in the third quarter of 2009 from 10.7% in the third quarter of 2008.

Excluding charges for restructuring and impairment and acquisition expenses, our non-GAAP operating margin in the third quarter of 2009 decreased to 9.1% from 11.5% in the third quarter of 2008, as the benefits from our productivity efforts and fees received for the transition of a customer contract, unrelated to the previously reported termination of a significant long-term customer contract, were more than offset by volume and price declines and a $77.3 million increase in variable compensation expense. This increase in variable compensation, a $39.9 million expense in the third quarter of 2009, compared to an expense reversal of $37.4 million in the third quarter of 2008, accounts for approximately 300 basis points of the decline in our non-GAAP operating margin.

Segments

Net sales for the U.S. Print and Related Services segment in the quarter decreased 14.9% to $1.8 billion from the third quarter of 2008 due to volume and price declines across all products and services. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $3.6 million in the third quarter of 2009 and $16.7 million in the third quarter of 2008, decreased to 9.0% in the third quarter of 2009 from 13.4% in the third quarter of 2008. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 9.2% in the third quarter of 2009 from 14.2% in the third quarter of 2008, as the impact of volume and price declines, higher variable compensation expense and lower by-products recoveries was only partially offset by the benefits of continued productivity efforts.

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

Net sales for the International segment in the quarter decreased 11.5% to $638.3 million from the third quarter of 2008, including a 7.0% negative impact from changes in foreign exchange rates. The remaining decrease was caused by volume and price declines across most product lines, partially offset by fees received for the transition of a customer contract. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $127.3 million in the third quarter of 2009 and $5.0 million in the third quarter of 2008, decreased to a loss of 11.3% in the third quarter of 2009 from 8.4% in the third quarter of 2008. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 8.6% in the third quarter of 2009 from 9.1% in the third quarter of 2008 due to the impact of price and volume declines, as well as higher variable compensation expense, partially offset by the benefits of continued productivity efforts, fees related to the transition of a customer contract and lower intangible amortization expense.

Unallocated Corporate operating income increased to $0.8 million in the third quarter of 2009 as compared to operating expense of $42.4 million in the third quarter of 2008. Excluding restructuring charges of $0.8 million and acquisition expenses of $0.1 million in the third quarter of 2009 and restructuring charges of $1.7 million in the second quarter of 2008, Corporate operating income increased $42.4 million to $1.7 million in the third quarter of 2009. Approximately 70% of the increase in operating income was due to favorability in certain unallocated corporate expenses, primarily related to a lower LIFO inventory provision and lower employee benefits-related costs, partially offset by higher variable compensation expense. The remainder of the increase in operating income was due to lower costs across most of the corporate functional areas.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its third-quarter results today, Wednesday, November 4, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 34550178.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 145 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	VP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of September 30, 2009 and December 31, 2008

(UNAUDITED)

(In millions, except per share data)

	September 30, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$414.9	$324.0
Restricted cash equivalents	—	7.9
Receivables, less allowance for doubtful accounts	1,772.4	1,903.2
Income taxes receivable	51.6	189.4
Inventories	563.1	695.7
Prepaid expenses and other current assets	104.7	104.6
Deferred income taxes	59.7	56.2
Total Current Assets	2,966.4	3,281.0
Property, plant and equipment - net	2,332.7	2,564.0
Goodwill	2,457.9	2,425.9
Other intangible assets - net	773.0	831.1
Other noncurrent assets	390.8	392.3
Total Assets	$8,920.8	$9,494.3

Liabilities
Current Liabilities
Accounts payable	$863.4	$767.6
Accrued liabilities	843.6	795.7
Short-term and current portion of long-term debt	431.9	923.5
Total Current Liabilities	2,138.9	2,486.8
Long-term debt	2,982.4	3,203.3
Pension liability	461.7	491.5
Postretirement benefit obligations	298.3	291.9
Deferred income taxes	242.8	260.9
Other noncurrent liabilities	468.3	418.0
Total Liabilities	6,592.4	7,152.4
Equity
Shareholders’ equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2009 and 2008
Additional paid-in capital	2,905.1	2,885.7
Retained earnings	795.9	903.8
Accumulated other comprehensive loss	(506.8)	(580.7)
Treasury stock, at cost, 37.3 shares in 2009 (2008 - 37.2 shares)	(1,195.7)	(1,194.0)
Total shareholders’ equity	2,302.2	2,318.5
Noncontrolling Interests	26.2	23.4
Total Equity	2,328.4	2,341.9
Total Liabilities and Equity	$8,920.8	$9,494.3

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2009 and 2008

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON- GAAP	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON- GAAP	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON- GAAP	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON- GAAP

Net sales	$2,463.1	$—	$2,463.1	$2,864.6	$—	$2,864.6	$7,274.3	$—	$7,274.3	$8,785.3	$—	$8,785.3

Cost of sales (exclusive of depreciation and amortization shown below)	1,841.4	—	1,841.4	2,090.3	—	2,090.3	5,480.5	—	5,480.5	6,452.0	—	6,452.0
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	251.6	(0.1)	251.5	279.8	—	279.8	807.2	(1.5)	805.7	947.9	—	947.9
Restructuring and impairment charges	131.7	(131.7)	—	23.4	(23.4)	—	234.1	(234.1)	—	46.5	(46.5)	—
Depreciation and amortization	145.0	—	145.0	164.7	—	164.7	436.7	—	436.7	486.5	—	486.5
Total operating expenses	2,369.7	(131.8)	2,237.9	2,558.2	(23.4)	2,534.8	6,958.5	(235.6)	6,722.9	7,932.9	(46.5)	7,886.4
Income from continuing operations	93.4	131.8	225.2	306.4	23.4	329.8	315.8	235.6	551.4	852.4	46.5	898.9

Interest expense - net	59.6	—	59.6	56.2	—	56.2	178.7	—	178.7	171.0	—	171.0
Investment and other income (expense) - net	(13.6)	13.0	(0.6)	(1.1)	—	(1.1)	(14.9)	13.0	(1.9)	7.0	—	7.0

Net earnings from continuing operations before income taxes	20.2	144.8	165.0	249.1	23.4	272.5	122.2	248.6	370.8	688.4	46.5	734.9

Income tax expense	5.6	46.0	51.6	79.7	8.4	88.1	65.0	63.4	128.4	189.5	53.7	243.2

Net earnings from continuing operations	14.6	98.8	113.4	169.4	15.0	184.4	57.2	185.2	242.4	498.9	(7.2)	491.7

Income from discontinued operations - net of tax	—	—	—	—	—	—	—	—	—	1.7	(1.7)	—

Net earnings	14.6	98.8	113.4	169.4	15.0	184.4	57.2	185.2	242.4	500.6	(8.9)	491.7

Less: Income attributable to noncontrolling interests	(1.5)	—	(1.5)	(1.2)	—	(1.2)	(5.0)	—	(5.0)	(3.6)	—	(3.6)

Net earnings attributable to common shareholders	$13.1	$98.8	$111.9	$168.2	$15.0	$183.2	$52.2	$185.2	$237.4	$497.0	$(8.9)	$488.1

Earnings per share attributable to common shareholders
Basic:
Net earnings from continuing operations	$0.06		$0.55	$0.80		$0.88	$0.25		$1.16	$2.33		$2.30
Income from discontinued operations, net of tax	—		—	—		—	—		—	0.01		—
Net earnings attributable to common shareholders	$0.06		$0.55	$0.80		$0.88	$0.25		$1.16	$2.34		$2.30
Diluted:
Net earnings from continuing operations	$0.06		$0.54	$0.80		$0.87	$0.25		$1.14	$2.33		$2.30
Income from discontinued operations, net of tax	—		—	—		—	—		—	0.01		—
Net earnings attributable to common shareholders	$0.06		$0.54	$0.80		$0.87	$0.25		$1.14	$2.34		$2.30
Weighted average common shares outstanding:
Basic	205.3		205.3	209.1		209.1	205.2		205.2	212.0		212.0
Diluted	208.5		208.5	209.7		209.7	207.7		207.7	212.5		212.5
Amounts attributable to common shareholders
Net earnings from continuing operations	$13.1	$98.8	$111.9	$168.2	$15.0	$183.2	$52.2	$185.2	$237.4	$495.3	$(7.2)	$488.1
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	—	1.7	(1.7)	—
Net earnings attributable to common shareholders	$13.1	$98.8	$111.9	$168.2	$15.0	$183.2	$52.2	$185.2	$237.4	$497.0	$(8.9)	$488.1

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$93.4	3.8%	$13.1	$0.06	$306.4	10.7%	$168.2	$0.80

Non-GAAP adjustments:
Restructuring and impairment charges (1)	131.7	5.3%	90.8	0.44	23.4	0.8%	15.0	0.07
Acquisition-related expenses (2)	0.1	0.0%	—	—	—	—	—	—
Losses related to debt extinguishment (3)	—	—	8.0	0.04	—	—	—	—

Total Non-GAAP adjustments	131.8	5.3%	98.8	0.48	23.4	0.8%	15.0	0.07

Non-GAAP measures	$225.2	9.1%	$111.9	$0.54	$329.8	11.5%	$183.2	$0.87

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended September 30, 2009 and 2008 were affected by the following restructuring and impairment charges:

	2009	2008
Employee termination costs (a)	$7.6	$21.6
Lease termination and other facility closure costs (b)	122.1	1.3

Total restructuring expense	129.7	22.9
Impairment charges (c)	2.0	0.5

Total restructuring and impairment charges	$131.7	$23.4

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes termination of a significant long-term customer contract in the business process outsourcing unit within the International segment.
(c)	impairment charges related to the impairment of other long-lived assets.
(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with current year acquisitions completed or contemplated.
(3)	Losses related to debt extinguishment: Losses on the repurchase of $640.6 million of senior notes due May 15, 2010 and January 15, 2012.

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$315.8	4.3%	$52.2	$0.25	$852.4	9.7%	$497.0	$2.34

Non-GAAP adjustments:
Restructuring and impairment charges (1)	234.1	3.3%	176.3	0.85	46.5	0.5%	30.8	0.14
Acquisition-related expenses (2)	1.5	0.0%	0.9	—	—	—	—	—
Losses related to debt extinguishment (3)	—	—	8.0	0.04	—	—	—	—
Income tax adjustments (4)	—	—	—	—	—	—	(38.0)	(0.17)
Income from discontinued operations (5)	—	—	—	—	—	—	(1.7)	(0.01)

Total Non-GAAP adjustments	235.6	3.3%	185.2	0.89	46.5	0.5%	(8.9)	(0.04)

Non-GAAP measures	$551.4	7.6%	$237.4	$1.14	$898.9	10.2%	$488.1	$2.30

(1)	Restructuring and impairment charges (pre-tax): Operating results for the nine months ended September 30, 2009 and 2008 were affected by the following restructuring and impairment charges:

	2009	2008
Employee termination costs (a)	$71.4	$36.6
Lease termination and other facility closure costs (b)	139.8	7.3

Total restructuring expense	211.2	43.9
Total impairment charges (c)	22.9	2.6

Total restructuring and impairment charges	$234.1	$46.5

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes termination of a significant long-term customer contract in the business process outsourcing unit within the International segment.
(c)	impairment charges related to the impairment of other long-lived assets.
(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with current year acquisitions completed or contemplated.
(3)	Losses related to debt extinguishment: Losses on the repurchase of $640.6 million of senior notes due May 15, 2010 and January 15, 2012.
(4)	Income tax adjustments: Net earnings for the nine months ended September 30, 2008 were affected by a $38 million reversal of reserves for uncertain tax positions.
(5)	Net income from discontinued operations: The net income from discontinued operations for the nine months ended September 30, 2008 reflects the reversal of a deferred tax liability for the Company’s former package logistics business.

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended September 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Three Months Ended September 30, 2009
Net sales	$1,824.8	$638.3	$—	$2,463.1
Operating expense	1,659.9	710.6	(0.8)	2,369.7

Operating income (loss)	164.9	(72.3)	0.8	93.4
Operating margin %	9.0%	(11.3)%	nm	3.8%

Non-GAAP Adjustments
Restructuring charges	4.3	124.6	0.8	129.7
Impairment charges	(0.7)	2.7	—	2.0
Acquisition-related expenses	—	—	0.1	0.1

Total Non-GAAP adjustments	3.6	127.3	0.9	131.8

Non-GAAP income (loss) from continuing operations	$168.5	$55.0	$1.7	$225.2
Non-GAAP operating margin %	9.2%	8.6%	nm	9.1%

Depreciation and amortization	106.4	30.6	8.0	145.0
Capital expenditures	27.8	8.7	4.3	40.8

Three Months Ended September 30, 2008
Net sales	$2,143.4	$721.2	$—	$2,864.6
Operating expense	1,855.5	660.3	42.4	2,558.2

Operating income (loss)	287.9	60.9	(42.4)	306.4
Operating margin %	13.4%	8.4%	nm	10.7%

Non-GAAP Adjustments
Restructuring charges	16.3	4.9	1.7	22.9
Impairment charges	0.4	0.1	—	0.5

Total Non-GAAP adjustments	16.7	5.0	1.7	23.4

Non-GAAP income (loss) from continuing operations	$304.6	$65.9	$(40.7)	$329.8
Non-GAAP operating margin %	14.2%	9.1%	nm	11.5%

Depreciation and amortization	109.3	45.2	10.2	164.7
Capital expenditures	42.3	24.9	14.0	81.2

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Nine Months Ended September 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Nine Months Ended September 30, 2009
Net sales	$5,513.4	$1,760.9	$—	$7,274.3
Operating expense	5,095.6	1,793.8	69.1	6,958.5

Operating income (loss)	417.8	(32.9)	(69.1)	315.8
Operating margin %	7.6%	(1.9)%	nm	4.3%

Non-GAAP Adjustments
Restructuring charges	49.7	156.2	5.3	211.2
Impairment charges	12.6	10.3	—	22.9
Acquisition-related expenses	—	—	1.5	1.5

Total Non-GAAP adjustments	62.3	166.5	6.8	235.6

Non-GAAP income (loss) from continuing operations	$480.1	$133.6	$(62.3)	$551.4
Non-GAAP operating margin %	8.7%	7.6%	nm	7.6%

Depreciation and amortization	318.8	91.6	26.3	436.7
Capital expenditures	82.5	37.7	12.7	132.9

Nine Months Ended September 30, 2008
Net sales	$6,545.8	$2,239.5	$—	$8,785.3
Operating expense	5,708.6	2,091.2	133.1	7,932.9

Operating income (loss)	837.2	148.3	(133.1)	852.4
Operating margin %	12.8%	6.6%	nm	9.7%

Non-GAAP Adjustments
Restructuring charges	23.8	16.9	3.2	43.9
Impairment charges	2.1	0.2	0.3	2.6

Total Non-GAAP adjustments	25.9	17.1	3.5	46.5

Non-GAAP income (loss) from continuing operations	$863.1	$165.4	$(129.6)	$898.9
Non-GAAP operating margin %	13.2%	7.4%	nm	10.2%

Depreciation and amortization	322.7	132.9	30.9	486.5
Capital expenditures	143.6	72.6	22.5	238.7

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2009 and 2008

IN MILLIONS

(UNAUDITED)

	2009	2008
Operating Activities

Net earnings	$57.2	$500.6
Income from discontinued operations	—	(1.7)
Adjustment to reconcile net earnings to cash provided by operating activities	512.8	460.2
Changes in operating assets and liabilities	528.5	(266.6)
Net cash provided by operating activities of continuing operations	1,098.5	692.5
Net cash used in operating activities of discontinued operations	—	(0.8)
Net cash provided by operating activities	$1,098.5	$691.7

Net cash used in investing activities	$(157.0)	$(276.8)

Net cash used in financing activities	$(884.4)	$(349.5)
Effect of exchange rate on cash and cash equivalents	33.8	(8.7)
Net increase in cash flows and cash equivalents	$90.9	$56.7
Cash and cash equivalents at beginning of period	324.0	379.0
Cash and cash equivalents at end of period	$414.9	$435.7
Supplemental non-cash disclosure:
Use of restricted cash to fund obligations associated with deferred compensation plans	$0.5	$25.0

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended September 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended September 30, 2009
U.S. Print and Related Services	$1,824.8	$—	$1,824.8
International	638.3	—	638.3

Consolidated	$2,463.1	$—	$2,463.1

Three Months Ended September 30, 2008
U.S. Print and Related Services	$2,143.4	$—	$2,143.4
International	721.2	4.9	726.1

Consolidated	$2,864.6	$4.9	$2,869.5

Net sales change
U.S. Print and Related Services	-14.9%		-14.9%
International	-11.5%		-12.1%
Consolidated	-14.0%		-14.2%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2009 and 2008 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods. As shown above, there was no impact on net sales during the three months ended September 30, 2009.

For the three months ended September 30, 2008, the adjustment for net sales of acquired businesses reflects the net sales of PROSA (acquired January 2, 2009).

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Nine Months Ended September 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Nine Months Ended September 30, 2009
U.S. Print and Related Services	$5,513.4	$—	$5,513.4
International	1,760.9	—	1,760.9

Consolidated	$7,274.3	$—	$7,274.3

Nine Months Ended September 30, 2008
U.S. Print and Related Services	$6,545.8	$23.6	$6,569.4
International	2,239.5	17.0	2,256.5

Consolidated	$8,785.3	$40.6	$8,825.9

Net sales change
U.S. Print and Related Services	-15.8%		-16.1%
International	-21.4%		-22.0%
Consolidated	-17.2%		-17.6%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2009 and 2008 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods. As shown above, there was no impact on net sales during the nine months ended September 30, 2009.

For the nine months ended September 30, 2008, the adjustment for net sales of acquired businesses reflects the net sales of Pro Line Printing, Incorporated (acquired March 14, 2008) and PROSA (acquired January 2, 2009).

RR DONNELLEY REPORTS THIRD-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of September 30, 2009 and September 30, 2008

$ IN MILLIONS

(UNAUDITED)

	September 30, 2009	September 30, 2008
Total Liquidity (1)
Cash (2)	$414.9	$435.7
Committed Credit Facility (“Facility”) (3)	1,761.4	2,000.0

	2,176.3	2,435.7

Usage
Commercial paper	—	483.8
Borrowings under Facility	90.0	275.0
Letters of credit outstanding under Facility	36.1	38.8

	126.1	797.6

Net Available Liquidity	$2,050.2	$1,638.1

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 88% of the cash as of September 30, 2009 and 93% of the cash as of September 30, 2008 was located outside the U.S.; permanent repatriation to the U.S. may be taxable.
(3)	$2 billion committed credit Facility maturing on January 6, 2012. The Facility contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended September 30, 2009 and existing term debt at that date, the Company could have incurred up $1,761.4 million of additional debt under the Facility or otherwise in aggregate and not be in violation of its financial covenants. The $1,761.4 million of maximum additional debt is $238.6 million less than the amount otherwise available under the $2 billion committed Facility. As this total debt covenant is calculated using the results of operations for the trailing twelve months, it does not consider the impact of any future operating results that might be earned if the $1,761.4 million of additional available debt were deployed in future operating activities.